Exhibit 99.1

BLACKPOLL FLEET ANNOUNCES TICKER SYMBOL CHANGE TO “BPOL”

Fort Lauderdale, FL – (Marked Wired) – August 25, 2015 – BlackPoll Fleet International, Inc. (OTC Pink: BSTAD/BPOL) (the “Company”) today announced that FINRA has approved a change of the Company’s stock ticker symbol. Effective today, the Company’s common shares began trading on the OTC Pink® marketplace under the trading symbol “BPOL” The previous trading symbol was “BSTAD.”

The change to the new ticker symbol occurred in association with the Company’s corporate name change from Basta Holdings, Corp. to BlackPoll Fleet International, Inc., which took effect in late July.

About BlackPoll Fleet International, Inc.

Headquartered in Fort Lauderdale, Florida, BlackPoll Fleet is leveraging the strength and industry influence of its leaders to rapidly become a trusted provider of private aircraft charter and diverse intercontinental aviation services to a growing global customer base of U.S. and foreign government agencies, peacekeeping and humanitarian relief organizations, multinational corporate enterprises and high value passengers and groups. The Company specializes in flawless logistical planning and management and air transport of mission critical cargo and personnel in remote and austere regions around the globe through ownership and/or provision of its world class fleet of rotary wing aircraft.

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of BlackPoll Fleet International, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

For more information, please contact:

WSW Media Group at 407-878-5945

BlackPoll Fleet International, Inc. | 610 SW 34th Street, Suite 202, Fort Lauderdale, Florida 33315 | Main: 305-867-1228